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                                                               Exhibit 16-1

[LETTERHEAD OF PRICE WATERHOUSE LLP]



January 27, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of The Detroit Edison Company's Form 8-K dated January 27, 1995 and are in agreement with the statements contained in paragraph 4(b) therein.

Yours very truly,



/s/ Price Waterhouse LLP